Exhibit 10.49

RESTRICTED UNIT SUBSCRIPTION AGREEMENT

RESTRICTED UNIT SUBSCRIPTION AGREEMENT, dated as of December 30, 2004, between MagnaChip Semiconductor LLC, a Delaware limited liability company (the “Company”), and the officer whose name appears on the signature page hereof (the “Officer”), pursuant to the MagnaChip Semiconductor LLC Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan.

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) has granted options to employees and consultants of MagnaChip Korea under the Plan;

WHEREAS, the Officer desires to exercise the options granted to him pursuant to that certain Option Agreement, dated the date hereof, between the Officer and the Company (the “Option Agreement”) and subscribe for the aggregate number of the Company’s Common Units (the “Common Units”), set forth on the signature page hereof (each a “Unit” and, collectively, the “Units”); and

WHEREAS, the Company desires to issue the Units to the Officer on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

1. Purchase and Sale of Units.

(a) Purchase of Units. Subject to all of the terms and conditions of this Agreement, the Officer hereby subscribes for and shall purchase, and the Company shall issue to the Officer, the Units, at the Closing provided for in Section 2(a) hereof, such Units being issued pursuant to and in accordance with the Plan and the Option Agreement. The Plan and the Option Agreement are incorporated herein by reference and made a part of this Agreement, and the Officer hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions herein and therein. To the extent any provision herein is inconsistent with the Plan, the terms of the Plan shall apply. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any Common Units to (i) any person who is not employed by the Company or any of its Subsidiaries at the time that such Common Units are to be issued or (ii) any person who is a resident of a jurisdiction in which the sale of Common Units to such person would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

2. Closing.

(a) Time and Place. Except as otherwise agreed by the Company and the Officer, the closing (the “Closing”) of the transaction contemplated by this Agreement shall take place on the date hereof, upon delivery of the items described in Sections 2(b) and (c).

(b) Delivery by the Company. At the Closing, the Company shall deliver to the Officer a copy of the LLC Agreement, which agreement shall serve as evidence of the Officer’s ownership of the Units.

(c) Delivery by the Officer. At the Closing, the Officer shall deliver the option exercise price set forth in the Option Agreement and shall execute and deliver to the Company a joinder to the LLC Agreement and the Amended and Restated Securityholders’ Agreement, dated as of October 6, 2004, among the Company, CVC Capital Partners Asia Pacific LP, Asia Investors LLC, CVC Capital Partners Asia II Limited, Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Francisco Partners, L.P., Francisco Partners Fund A, L.P., Peninsula Investment PTE. Ltd., Hynix Semiconductor Inc. and certain other persons named therein (the “Securityholders’ Agreement”).

3. Restricted Period.

(a) Generally. All Units received by the Officer under this Agreement are subject to the restrictions contained herein and as provided under the Plan and the Option Agreement, and, so long as the Units are subject to such restrictions, are referred to herein and therein as “Restricted Units.” The Restricted Units shall be subject to forfeiture or repurchase by the Officer prior to the lapse of the Restricted Period in accordance with the terms herein and in the Plan and the Option Agreement. Except as permitted by the Committee or by will or by the laws of descent and distribution, none of the Restricted Units may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered until the Restricted Period has ceased, and then only in accordance with Article 3 and Section 5.03 of the Securityholders’ Agreement. As a condition to any transferee receiving Restricted Units by will or through laws of descent and distribution, such transferee shall agree to be bound by this Agreement, the Securityholders’ Agreement and the LLC Agreement.

(b) Restricted Period. Except as otherwise provided in Section 9 hereof, or in the Plan, the Restricted Period shall lapse as to 25% of the Units on September 30, 2005 and shall lapse as to 6.25% of the Units on the last day of each calendar quarter thereafter (each such date, the “Vesting Date” as to the applicable tranche of the Units), which lapses shall be cumulative, subject to the Officer’s continuous employment with MagnaChip Korea from the Closing to such Vesting Date.

(c) Committee Discretion. Notwithstanding any other provisions of this Agreement, the Committee shall be authorized in its discretion, based upon its review and evaluation of the performance of the Officer and of the Company, to accelerate the vesting of any Restricted Units under this Agreement, at such times (including, without limitation, following the Officer’s termination of employment) and upon such terms and conditions as the Committee shall deem advisable.

4. Repurchase Option.

(a) Termination for Cause. Upon termination of the Officer’s employment by MagnaChip Korea for Cause, the Company (in accordance with the procedures described in Section 4(c)) may repurchase all or any portion of the Units for a cash payment equal to $1.00 per Unit.

(b) Termination for Any Other Reason. Upon any termination of the Officer’s employment with MagnaChip Korea other than a termination for Cause, (i) the Company (in accordance with the procedures described in Section 4(c)) may repurchase all or any portion of the Units then held by the Officer for which the Restricted Period has not lapsed for a cash payment equal to $1.00 per Unit and (ii) the Company (in accordance with the procedures described in Section 4(c)) may repurchase the Units for which the Restricted Period has lapsed for a cash payment equal to the greater of the Fair Market Value of the Units (or the portion thereof so purchased) or $1.00 per Unit.

(c) Procedures for the Repurchase of Units. Notwithstanding anything to the contrary contained herein, any repurchase of Units pursuant to this Section 4 shall not be effected prior to the expiration of a period of, and the Fair Market Value shall be determined as of a date, at least six months and one day from the date such Units were received by the Officer. The Company shall have an exclusive right to repurchase Units until the date six months and one day from the date the Officer’s employment is terminated.

(d) Use of Proceeds. If the Company elects to repurchase any Units pursuant to this Section 4, the Company may apply the proceeds from such repurchase to any and all outstanding obligations of the Officer due the Company or guaranteed by the Company in respect of the Units.

5. Officer’s Representations, Warranties and Covenants.

(a) Investment Intention. The Officer represents and warrants that the Officer is acquiring the Units solely for the Officer’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The Officer agrees that the Officer will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Units), or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”), all applicable state securities or “blue sky” laws and Article 3 and Section 5.03 of the Securityholders’ Agreement. The Officer further understands, acknowledges and agrees that none of the Units may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of Section 3 shall have been satisfied or have expired. Any attempt by the Officer, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Units or any interest therein, or any rights relating thereto, without complying with the provisions of this Agreement and Article 3 and Section 5.03 of the Securityholders’ Agreement, as such agreements shall be amended from time to time, shall be void and of no effect.

(b) Legend. The Officer acknowledges that the certificate or certificates representing the Units, if any, shall bear the legends set forth in the Securityholders’ Agreement.

(c) Securities Law Matters. The Officer acknowledges receipt of advice from the Company that (i) the Units have not been registered under the Act or qualified under any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Units, (iii) the Units must be held indefinitely and the Officer must continue to bear the economic risk of the investment in the Units unless the Units are subsequently registered under the Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Act (“Rule 144”) is not presently available with respect to the sales of the Units, and the Company has made no covenant to make Rule 144 available, (v) when and if the Units may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, the Plan, this Agreement and the Securityholders’ Agreement, (vi) the Company does not plan to file reports with the Commission or make public information concerning the Company available unless required to do so by law or in connection with its financing arrangements, (vii) if the exemption afforded by Rule 144 is not available, sales of the Units may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Units and (ix) a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer set forth in Article 3 and Section 5.03 of the Securityholders’ Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Units.

(d) Compliance with Rule 144. When and if the Units may be disposed of without registration in reliance upon Rule 144, the Officer shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(e) Ability to Bear Risk. The Officer represents and warrants that (i) the financial situation of the Officer is such that the Officer can afford to bear the economic risk of holding the Units for an indefinite period and (ii) the Officer can afford to suffer the complete loss of the Officer’s investment in the Units.

(f) Access to Information, etc.; Sophistication; Lack of Reliance. The Officer represents and warrants that (i) the Officer has carefully reviewed the materials furnished to the Officer in connection with the transaction contemplated hereby, including, without limitation, the Plan and the other materials furnished to the Officer in connection with the transactions contemplated hereby, (ii) the Officer is familiar with the business and financial condition, properties, operations and prospects of the Company and that the Officer has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Units and to obtain any additional information that the Officer deems necessary, (iii) the Officer’s knowledge and experience in financial and business matters is such that the Officer is capable of evaluating the merits and risk of the investment in the Units, (iv) the Officer has carefully reviewed the terms and provisions of the Securityholders’ Agreement and LLC Agreement and has evaluated the restrictions and obligations contained therein, and (v) the Officer is, and will be at the Closing, either (A) an officer or employee of the Company or one of its subsidiaries or (B) an “Accredited Investor” under Regulation D promulgated under the Act and agrees to furnish such documents and to comply with such reasonable requests of the Company as may be necessary to substantiate the Officer’s status as a qualifying investor in connection with this private offering of Units to the Officer. In furtherance of the foregoing, the Officer represents and warrants that (x) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to the Officer by or on behalf of the Company, except for those representations and warranties contained in Section 8 and the Securityholders’ Agreement, (y) the Officer has relied upon the Officer’s own independent appraisal and investigation, and the advice of the Officer’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (z) the Officer will continue to bear sole responsibility for making the Officer’s own independent evaluation and monitoring of the risks of the Officer’s investment in the Company.

(g) Due Execution and Delivery. The Officer represents and warrants that (i) the Officer has duly executed and delivered this Agreement, (ii) all actions required to be taken by or on behalf of the Officer to authorize the Officer to execute, deliver and perform the Officer’s obligations under this Agreement, the Securityholders’ Agreement and the LLC Agreement have been taken and this Agreement constitutes and, upon execution of a joinder thereto, the Securityholders’ Agreement and the LLC Agreement will constitute the Officer’s legal, valid and binding obligations, enforceable against the Officer in accordance with their respective terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally, (iii) the execution and delivery of this Agreement and the joinder to the Securityholders’ Agreement and the LLC Agreement, and the consummation by the Officer of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any statute, law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to the Officer or by which the Officer or any material portion of the Officer’s properties is bound and (iv) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Officer in connection with the execution and delivery of this Agreement and the joinder to the Securityholders’ Agreement and the LLC Agreement or the performance of such Officer’s obligations hereunder or thereunder.

(h) Registration. The Officer shall be entitled to the rights and subject to the obligations created under the Securityholders’ Agreement.

(i) Section 83(b) Election. The Officer shall make an election (the “83(b) Election”) pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Units purchased at such Closing within 20 days after the Closing and shall notify the Company when the 83(b) Election has been made and provide the Company with a copy of the 83(b) Election. OFFICER ACKNOWLEDGES THAT OFFICER WILL BE SOLELY RESPONSIBLE FOR ANY AND ALL TAX LIABILITIES PAYABLE BY THE OFFICER IN CONNECTION WITH THE OFFICER’S PURCHASE AND RECEIPT OF THE UNITS OR ATTRIBUTABLE TO THE OFFICER MAKING THE 83(B) ELECTION. THE OFFICER ACKNOWLEDGES THAT (1) THE OFFICER ALONE IS RESPONSIBLE FOR FILING WITH THE INTERNAL REVENUE SERVICE, BY THE APPLICABLE DEADLINE, ALL APPLICABLE FORMS REQUIRED TO EFFECT THE 83(B) ELECTION, (2) NO

EXTENSION OF THE 83(B) ELECTION DEADLINE WILL BE AVAILABLE UNDER LAW AND (3) ADVERSE TAX CONSEQUENCES MAY RESULT TO THE OFFICER IF THE 83(B) ELECTION IS NOT TIMELY MADE.

6. The Officer’s Rights with Respect to Restricted Units. Except as otherwise provided in this Agreement or any other agreement entered into in respect of the Restricted Units, the Officer shall have, with respect to all of its Restricted Units, all of the rights of an equityholder of the Company, including the right to vote such Restricted Units, the right to receive cash and other dividends, if any, as may be declared on the Restricted Units from time to time, and the right to receive cash proceeds payable with respect to the Restricted Units as a result of any merger, reorganization, consolidation, or other corporate transaction of the Company to the same extent as such cash proceeds are payable with respect to other Common Units. Any securities issued to or received by the Officer with respect to Restricted Units as a result of a split, a dividend payable in units, a combination of units or any other change or exchange of the Restricted Units for other securities, by reclassification, reorganization, distribution, liquidation or otherwise shall have the same status as the Restricted Units and shall be held by the Company, if the Restricted Units are being so held, unless otherwise determined by the Committee.

7. Other Rights and Obligations. The Officer shall be entitled to the rights and subject to the obligations created under the Plan, the LLC Agreement and the Securityholders’ Agreement, each to the extent set forth therein.

8. Representations and Warranties of the Company. The Company represents and warrants to the Officer that (i) the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution and delivery of this Agreement, the Securityholders’ Agreement and the LLC Agreement, the performance of the Company’s obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company, (iii) this Agreement, the Securityholders’ Agreement and the LLC Agreement have been duly and validly executed by the Company and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally and (iv) the Units, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created by the Officer or pursuant to this Agreement, the Securityholders’ Agreement or the LLC Agreement or otherwise in connection with the transactions contemplated hereby and thereby.

9. Miscellaneous.

(a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally (including by recognized overnight carrier) or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the Company, or the Officer, as the case may be, at the following addresses or to such other address as the Company or the Officer, as the case may be, shall specify by notice to the others:

(i)	if to the Company, to it at:

c/o MagnaChip Semiconductor Ltd.

891 Daechi-dong, Kangnam-gu

Seoul 135-738, Korea

Attn: General Counsel

(ii)	if to the Officer, to the Officer at the address as reflected in the Company’s books and records.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(d) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by the Officer and the Company.

(e) Entire Agreement. This Agreement, together with the Plan, the Securityholders Agreement and the LLC Agreement, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, documents, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective subsidiaries, representatives and agents in respect of the subject matter hereof.

(f) Tax Withholding. The Company or any Subsidiary may withhold from, and set off against, any and all payments due to the Officer, those amounts required to be remitted by the Company or such Subsidiary to satisfy federal, state, and local withholding tax requirements related to the Officers’ acquisition of the Units hereunder. The Officer shall promptly remit to the Company any difference between the amount of taxes which the Company and its Subsidiaries are able to withhold and the amount of taxes which are required to be remitted to taxing authorities on the Officer’s behalf.

(g) Beneficiary Designation. The Officer may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of her death. Each designation will revoke all prior designations by the Officer, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Officer in writing with the Committee during her lifetime. If no beneficiary is named, or if a named beneficiary does not survive the Officer, the Successor Holder may exercise the Grantee’s rights under the Plan.

(h) No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of MagnaChip Korea to terminate the Officer’s employment at any time, or confer upon the Officer any right to continue in the employ of MagnaChip Korea.

(i) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE.

(j) Survival. Section 5 (relating to Officer’s representations, warranties and covenants) and Section 8 (relating to the Company’s representations and warranties) shall survive any termination of this Agreement.

(k) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Officer have executed this Agreement as of the date first above written.

MAGNACHIP SEMICONDUCTOR LLC

By:	/s/ Robert Krakauer
Name:
Title:

THE OFFICER:

JERRY M. BAKER

/s/ Jerry M. Baker

Total Number of restricted
Common Units to be Purchased:	545,798

Total Purchase
Price:	$545,798